Exhibit (g)(1)

AMENDMENT #7 to DOMESTIC CUSTODY AGREEMENT

AMENDMENT #7 (the “Amendment”) dated as of June 10, 2008 between PROSHARES TRUST (“ProShares”) and JPMORGAN CHASE BANK, N.A. (“Bank”).

WITNESSETH

WHEREAS, ProShares and the Bank have entered into a Domestic Custody Agreement dated as of May 25, 2006, as amended on January 19, 2007, February 16, 2007, September 18, 2007, December 10, 2007, January 25, 2008 and March 12, 2008 (the “Agreement”), and

WHEREAS, ProShares and the Bank wish to amend the Agreement and to have the Agreement, as amended herein, govern the rights and obligations of ProShares and the Bank with respect to each and every transaction which is (a) outstanding on the date hereof and (b) entered into on or after the date hereof,

NOW, THEREFORE, in consideration of the mutual agreements herein contained, ProShares and the Bank hereby acknowledge and agree as follows:

1. Certain Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2. Amendments.

(a) Exhibit 1 of the Agreement is hereby amended by replacing it in its entirety with Exhibit 1 annexed hereto.

(b) Schedule A of the Agreement is hereby amended by replacing it in its entirety with Schedule A annexed hereto.

3. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4. Each of the parties hereby represents and warrants that:

(a) the representations and warranties contained in the Agreement are true on and as of the date hereof as if made by the party on and as of said date, and

(b) the execution, delivery and performance of this Amendment are within the party’s corporate power and have been duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the party in accordance with its terms.

5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Exhibit (g)(1)

6. This Amendment shall be construed in accordance with and be governed by the laws of the State of New York (without reference to choice of law doctrine).

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

PROSHARES TRUST

/s/ Louis Mayberg
Name:	Louis Mayberg
Title:	President

JPMORGAN CHASE BANK, N.A.

/s/ Ellen E. Crane
Name:	Ellen E. Crane
Title:	Executive Director

Exhibit (g)(1)

EXHIBIT 1

PROSHARES TRUST PORTFOLIOS

THAT ARE PARTIES TO THIS DOMESTIC CUSTODY AGREEMENT

Short S&P 500 ProShares

Short QQQ ProShares

Short Dow 30 ProShares

Short MidCap ProShares

UltraShort S&P 500 ProShares

UltraShort QQQ ProShares

UltraShort Dow 30 ProShares

UltraShort MidCap ProShares

Ultra S&P 500 ProShares

Ultra QQQ ProShares

Ultra Dow 30 ProShares

Ultra MidCap ProShares

Ultra SmallCap600 ProShares

Ultra Russell2000 ProShares

Short SmallCap600 ProShares

Short Russell2000 ProShares

UltraShort SmallCap600 ProShares

UltraShort Russell2000 ProShares

Ultra Basic Materials ProShares

Ultra Consumer Goods ProShares

Ultra Consumer Services ProShares

Ultra Financials ProShares

Ultra Health Care ProShares

Ultra Industrials ProShares

Ultra Oil & Gas ProShares

Ultra Real Estate ProShares

Ultra Semiconductors ProShares

Ultra Technology ProShares

Ultra Utilities ProShares

UltraShort Basic Materials ProShares

UltraShort Consumer Goods ProShares

UltraShort Consumer Services ProShares

UltraShort Financials ProShares

UltraShort Health Care ProShares

UltraShort Industrials ProShares

UltraShort Oil & Gas ProShares

UltraShort Real Estate ProShares

Exhibit (g)(1)

UltraShort Semiconductors ProShares

UltraShort Technology ProShares

UltraShort Utilities ProShares

Ultra Russell1000 Value ProShares

Ultra Russell1000 Growth ProShares

Ultra MidCap Value ProShares

Ultra MidCap Growth ProShares

Ultra Russell2000 Value ProShares

Ultra Russell2000 Growth ProShares

UltraShort Russell1000 Value ProShares

UltraShort Russell1000 Growth ProShares

UltraShort MidCap Growth ProShares

UltraShort MidCap Value ProShares

UltraShort Russell2000 Value ProShares

UltraShort Russell2000 Growth ProShares

Short MSCI Emerging Markets ProShares

Short MSCI EAFE ProShares

UltraShort MSCI Emerging Markets ProShares

UltraShort MSCI Japan ProShares

UltraShort MSCI EAFE ProShares

UltraShort FTSE/Xinhua China 25 ProShares

UltraShort Lehman 7-10 Year U.S. Treasury ProShares

UltraShort Lehman 20+ Year U.S. Treasury ProShares

Ultra Telecommunications ProShares

UltraShort Telecommunications ProShares

Short Financials ProShares

Short Oil & Gas ProShares

Exhibit (g)(1)

SCHEDULE A

PROSHARES TRUST

FEE SCHEDULE

FOR

CUSTODY AND AGENCY SERVICES

from

JPMORGAN CHASE BANK, N.A.

A. Domestic Custody Core Service Fees

Market Value Fees	Annual Fee
All domestic assets
First $2 billion	2.50 bp
Over $2 billion	1.00 bp

U.S. Market Transaction Charges	Per Transaction
DTC non-Russell index funds	$5.00
DTC Russell index funds	$3.50
Fed Book Entry	$5.00
Physical Transactions	$12.00
Futures/Options	$12.00
Wire Transfers	$8.00

B. Out-of-Pocket Fees (Custody Only)

The Trust shall reimburse JPMorgan for all reasonable out-of-pocket expenses incurred on its behalf.

Exhibit (g)(1)

FEE SCHEDULE (continued)

FOR

CUSTODY AND AGENCY SERVICES

C. Agency Services

JPMorgan shall be entitled to receive transaction fees from Authorized Participants (APs) according to the following schedule.

Fixed fee schedule charged to create or redeem Creation Units regardless of number of units redeemed or created for an order:

Ultra S&P500@ ProShares	$2,500

Short S&P500@ ProShares	$500

UltraShort S&P500@ ProShares	$500

Ultra QQQ@ ProShares	$500

Short QQQ@ ProShares	$500

UltraShort QQQ@ ProShares	$500

Ultra Dow30SM ProShares	$500

Short Dow30SM ProShares	$500

UltraShort Dow30SM ProShares	$500

Ultra MidCap400 ProShares	$2,000

Short MidCap400 ProShares	$500

UltraShort MidCap400 ProShares	$500

Ultra Russell 2000® ProShares	$3,500

Short Russell 2000® ProShares	$500

UltraShort Russell 2000® ProShares	$500

Ultra SmallCap600 ProShares	$3,000

Short SmallCap600 ProShares	$500

UltraShort SmallCap600 ProShares	$500

Exhibit (g)(1)

Ultra Russell 1000@ Value ProShares	$3,055

Short Russell 1000@ Value ProShares	$500

UltraShort Russell 1000@ Value ProShares	$500

Ultra Russell 1000@ Growth ProShares	$3,415

Short Russell 1000@ Growth ProShares	$500

UltraShort Russell 1000@ Growth ProShares	$500

Ultra Russell MidcapTM Value ProShares	$2,405

Short Russell MidcapTM Value ProShares	$500

UltraShort Russell MidcapTM Value ProShares	$500

Ultra Russell MidcapTM Growth ProShares	$2,695

Short Russell MidcapTM Growth ProShares	$500

UltraShort Russell MidcapTM Growth ProShares	$500

Ultra Russell 2000@ Value ProShares	$3,500

Short Russell 2000@ Value ProShares	$500

UltraShort Russell 2000@ Value ProShares	$500

Ultra Russell 2000@ Growth ProShares	$3,500

Short Russell 2000@ Growth ProShares	$500

UltraShort Russell 2000@ Growth ProShares	$500

Ultra Basic Materials ProShares	$500

Short Basic Materials ProShares	$500

UltraShort Basic Materials ProShares	$500

Ultra Consumer Goods ProShares	$755

Short Consumer Goods ProShares	$500

UltraShort Consumer Goods ProShares	$500

Ultra Consumer Services ProShares	$1,265

Exhibit (g)(1)

Short Consumer Services ProShares	$500

UltraShort Consumer Services ProShares	$500

Ultra Financials ProShares	$1,555

Short Financials ProShares	$500

UltraShort Financials ProShares	$500

Ultra Health Care ProShares	$800

Short Health Care ProShares	$500

UltraShort Health Care ProShares	$500

Ultra Industrials ProShares	$1,355

Short Industrials ProShares	$500

UltraShort Industrials ProShares	$500

Ultra Oil & Gas ProShares	$500

Short Oil & Gas ProShares	$500

UltraShort Oil & Gas ProShares	$500

Ultra Real Estate ProShares	$500

Short Real Estate ProShares	$500

UltraShort Real Estate ProShares	$500

Ultra Semiconductors ProShares	$500

Short Semiconductors ProShares	$500

UltraShort Semiconductors ProShares	$500

Ultra Technology ProShares	$1,105

Short Technology ProShares	$500

UltraShort Technology ProShares	$500

Ultra Utilities ProShares	$500

Short Utilities ProShares	$500

Exhibit (g)(1)

UltraShort Utilities ProShares	$500

Short MSCI Emerging Markets ProShares	$500

Short MSCI EAFE ProShares	$500

UltraShort MSCI Emerging Markets ProShares	$500

UltraShort MSCI Japan ProShares	$500

UltraShort MSCI EAFE ProShares	$500

UltraShort FTSE/Xinhua China 25 ProShares	$500

UltraShort Lehman Brothers 7-10 Year U.S. Treasury ProShares	$500

UltraShort Lehman Brothers 20+ Year U.S. Treasury ProShares	$500

UltraShort iBoxx $ Investment Grade ProShares	$500

UltraShort iBoxx $ High Yield ProShares	$500

Ultra FTSE/Xinhua China 25 ProShares	$500

Ultra MSCI Japan ProShares	$500

Ultra Telecommunications ProShares	$500

UltraShort Telecommunications ProShares	$500

Additional Transaction Fees.

An additional charge of up to three (3) times the normal creation redemption fee (for a total charge of up to four (4) times the normal creation redemption fee) will be collected with respect to transactions effected by Authorized Participants outside the Clearing Process.